UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) has named Eddie M. LeBlanc III, 64, as Executive Vice President and Chief Financial Officer of the Company, effective July 8, 2013.

Mr. LeBlanc has an extensive background in the exploration and production industry, at both private and publicly held companies, including having served as chief financial officer at each of East Resources Inc. (2010 – 2013), PostRock Energy Corporation (2009 – 2010), Ascent Energy Company (2003 – 2007), Range Resources Corporation (2000 – 2003) and Coho Energy, Inc. (1995 – 1999). Previously in his career, Mr. LeBlanc served in senior positions at other diversified energy companies and as an auditor with Ernst & Ernst. He holds a Bachelor of Science in Business Administration from the University of Louisiana at Lafayette (formerly the University of Southwestern Louisiana) and is a certified public accountant and a chartered financial analyst.

In connection with Mr. LeBlanc’s appointment, the Compensation Committee of the Board has approved the following compensation for him: (a) annual base salary of $425,000; (b) target annual incentive award of $375,000; (c) a target long term incentive award of $1,500,000,half of which will be in the form of shares of restricted stock that vest ratably over four years and half of which will be in the form of performance units, the final payout with respect to which will be determined based on the Company’s relative total stockholder return measured against its peer group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: June 25, 2013	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice-President and Corporate Secretary